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                                                                     EXHIBIT 5.1


                              Business Objects S.A.
                              European Headquarters
                              1 Square Chaptal
                              92309 Levallois-Perret
                              France


                              September 22, 1998



Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1993, as amended (the "Act"), of up to a maximum number of 70,000 ordinary shares (the "Shares"), nominal value one French franc per ordinary share, of Business Objects S.A., a societe anonyme organized under the laws of the Republic of France (the "Company"), we, as your French Counsel, have examined copies of the following documents:

        i. a certified copy of the text of the fifteenth resolution of the meeting of the shareholders of the Company held on June 18, 1998,
            (a) deciding inter alia the issue of 25,000 warrants, each warrant entitling to the subscription of 1 share of FF. 1 nominal value at a price of FF. 96.66, per share, corresponding to the closing price of one American Depositary Share of the Company on NASDAQ on June 17, 1998, times the noon buying rate for French Francs as quoted by the Federal Reserve Bank of New York on such date, including the issuing premium, and the reservation of the granting of said warrants without payment to the benefit of Mr. Bernard Charles, (b) authorizing the increase in share capital by an amount of FF. 25,000 to be fully paid up upon subscription, either in cash or by compensation, corresponding to the issuance of 25,000 new shares of FF. 1 nominal value each, to which the exercise of the warrants entitles, and, accordingly, canceling the preferential subscription right to the 25,000 new shares to be issued upon exercise of the warrants and (c) approving the special advantages granted to the holder consisting in (i) the granting of such warrants without payment as consideration and (ii) the implementing of a fixed exercise price of FF. 96.66 per share;
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       ii.  a certified copy of the results of the vote at such meeting for the fifteenth resolution established by Banque Paribas;

      iii. a certified copy of the text of the sixteenth resolution of the meeting of the shareholders of the Company held on June 18, 1998,
            (a) deciding inter alia the issue of 15,000 warrants, each warrant entitling to the subscription of 1 share of FF. 1 nominal value at a price of FF. 96.66, per share, corresponding to the closing price of one American Depositary Share of the Company on NASDAQ on June 17, 1998, times the noon buying rate for French Francs as quoted by the Federal Reserve Bank of New York on such date, including the issuing premium, and the reservation of the granting of said warrants without payment to the benefit of Mr. Albert Eisenstat, (b) authorizing the increase in share capital by an amount of FF. 15,000 to be fully paid up upon subscription, either in cash or by compensation, corresponding to the issuance of 15,000 new shares of FF. 1 nominal value each, to which the exercise of the warrants entitles, and, accordingly, canceling the preferential subscription right to the 15,000 new shares to be issued upon exercise of the warrants and (c) approving the special advantages granted to the holder consisting in (i) the granting of such warrants without payment as consideration and (ii) the implementing of a fixed exercise price of FF. 96.66 per share;

       iv. a certified copy of the results of the vote at such meeting for the sixteenth resolution established by Banque Paribas;

        v. a certified copy of the text of the seventeenth resolution of the meeting of the shareholders of the Company held on June 18, 1998,
            (a) deciding inter alia the issue of 15,000 warrants, each warrant entitling to the subscription of 1 share of FF. 1 nominal value at a price of FF. 96.66, per share, corresponding to the closing price of one American Depositary Share of the Company on NASDAQ on June 17, 1998, times the noon buying rate for French Francs as quoted by the Federal Reserve Bank of New York on such date, including the issuing premium, and the reservation of the granting of said warrants without payment to the benefit of Mr. Arnold Silverman, (b) authorizing the increase in share capital by an amount of FF. 15,000 to be fully paid up upon subscription, either in cash or by compensation, corresponding to the issuance of 15,000 new shares of FF. 1 nominal value each, to which the exercise of the warrants entitles, and, accordingly, canceling the preferential subscription right to the 15,000 new shares to be issued upon exercise of the warrants and (c) approving the special advantages granted to the holder consisting in (i) the granting of such warrants without payment as consideration and (ii) the implementing of a fixed exercise price of FF. 96.66 per share;
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       vi.  a certified copy of the results of the vote at such meeting for the seventeenth resolution established by Banque Paribas;

      vii. a certified copy of the text of the eighteenth resolution of the meeting of the shareholders of the Company held on June 18, 1998,
            (a) deciding inter alia the issue of 10,000 warrants, each warrant entitling to the subscription of 1 share of FF. 1 nominal value at a price of FF. 96.66, per share, corresponding to the closing price of one American Depositary Share of the Company on NASDAQ on June 17, 1998, times the noon buying rate for French Francs as quoted by the Federal Reserve Bank of New York on such date, including the issuing premium, and the reservation of the granting of said warrants without payment to the benefit of Mr. Philippe Claude, (b) authorizing the increase in share capital by an amount of FF. 10,000 to be fully paid up upon subscription, either in cash or by compensation, corresponding to the issuance of 10,000 new shares of FF. 1 nominal value each, to which the exercise of the warrants entitles, and, accordingly, canceling the preferential subscription right to the 10,000 new shares to be issued upon exercise of the warrants and (c) approving the special advantages granted to the holder consisting in (i) the granting of such warrants without payment as consideration and (ii) the implementing of a fixed exercise price of FF. 96.66 per share;

     viii. a certified copy of the results of the vote at such meeting for the eighteenth resolution established by Banque Paribas;

       ix. a certified copy of the text of the nineteenth resolution of the meeting of the shareholders of the Company held on June 18, 1998,
            (a) deciding inter alia the issue of 5,000 warrants, each warrant entitling to the subscription of 1 share of FF. 1 nominal value at a price of FF. 96.66, per share, corresponding to the closing price of one American Depositary Share of the Company on NASDAQ on June 17, 1998, times the noon buying rate for French Francs as quoted by the Federal Reserve Bank of New York on such date, including the issuing premium, and the reservation of the granting of said warrants without payment to the benefit of Mr. Vincent Worms, (b) authorizing the increase in share capital by an amount of FF. 5,000 to be fully paid up upon subscription, either in cash or by compensation, corresponding to the issuance of 5,000 new shares of FF. 1 nominal value each, to which the exercise of the warrants entitles, and, accordingly, canceling the preferential subscription right to the 5,000 new shares to be issued upon exercise of the warrants and (c) approving the special advantages granted to the holder consisting in
            (i) the granting of such warrants without payment as consideration and (ii) the implementing of a fixed exercise price of FF. 96.66 per share;
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        x.  a certified copy of the results of the vote at such meeting for the nineteenth resolution established by Banque Paribas;

       xi. the special statutory auditor's report ("rapport du commissaire aux avantages particuliers")

      xii. an "attestation d'inscription en compte" for the warrants held by each one of Messrs. Charles, Eisenstat, Silverman, Claude and Worms respectively, established by Banque Paribas together with such other corporate documents and such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

            In the context of such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            Upon the basis of such examination and subject to any matter not disclosed to us by the parties concerned, we advise you that, in our opinion, any Shares to be issued pursuant to the exercise of the warrants, to the extent they are:

            - issued in compliance with the provisions of the corresponding resolution of the meeting of the shareholders of the Company held on June 18, 1998, the Statuts and the then applicable law, and

            - fully paid up in accordance with the provisions of the corresponding resolution of the meeting of the shareholders of the Company held on June 18, 1998, the Statuts and the then applicable law, will be validly issued and fully paid up.

            The foregoing opinion is limited to the laws of the Republic of France, and we are expressing no opinion as to the effect of the laws under any other jurisdiction.

            We have relied as to certain matters on information obtained from officials of the Company and other sources believed by us to be responsible.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

            Very truly yours,


            /s/ Olivier Edwards                       /s/ Patrick Bonvarlet
            -------------------------                 ------------------------
            Olivier Edwards                           Patrick Bonvarlet